                          SPECIAL FACILITIES AGREEMENT

                                     BETWEEN

                          SIERRA PACIFIC POWER COMPANY

                                       AND

                             FAR WEST CAPITAL, INC.

                          SPECIAL FACILITIES AGREEMENT

                                     BETWEEN

                          SIERRA PACIFIC POWER COMPANY

                                       AND

                             FAR WEST CAPITAL, INC.

                                TABLE OF CONTENTS

Section   Title                                                             Page
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EXHIBIT A - One-Line Diagrams and Estimated Costs.

                                        2

In consideration of the premises and the mutual covenants and conditions contained herein, the Parties agree as follows:

2.   Effective Date and Term. This Agreement shall be effective from the date of its execution by both Parties and shall continue thereafter until (a) the
     Power Purchase Agreement with Far West terminates, or (b) this Agreement is terminated upon mutual agreement of the Parties.

3.   Services to Be Provided. Sierra Pacific, at Far West's expense, shall perform the following:

     (a) Design, procure, construct, install, and inspect the following facilities and all associated equipment ("Interconnection Facilities") at the 24.9 kV bus at the Steamboat Substation located in Steamboat Springs,
     NV., and at the Project:

          Appropriate generation metering, backup metering, potential transformers, current transformers and associated equipment installed at the Project; and

          Modifications to the Steamboat Substation to open the 24.9 kV power circuit breaker connecting the Far West generating plant to the Sierra
          Pacific system grid in the event the 120 kV to 24.9 kV connection is open and modifications to the transformer regulator control Scheme to allow for automatic adjustment of the controls for the amount of generation.

     (b) Review the Far West design and installation of the protection and relaying scheme to be installed at the Project by Far West for the sole purpose of establishing that the

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     equipment installed is compatible with Sierra Pacific's electric system.

     (c) Sierra Pacific shall participate in and witness protection equipment testing.

Facilities and services described above shall be considered the entire scope of work ("Scope of Work").

4.   Construction To Be Completed By Far West. Far West, at its own expense, shall perform the following:

     (a)  Design, procure, construct, install, and inspect protection and relaying equipment, and any other electrical equipment necessary at the Project.

     (b)  Far West will be responsible for:

          (1) Providing Sierra Pacific with adequate space and a suitable sealed enclosure to house metering, back up metering, potential transformers and current transformers at the Project site;

          (2) Providing design drawings and specifications to Sierra Pacific for the Project to be constructed by far West. Sierra Pacific shall review such drawings and specifications in accordance with Section 3 (b) and
          Section 8; and

          (3) Providing test reports to Sierra Pacific for equipment as necessary.

                                       5

5.   Changes in Scope. (a) If Far West determines that a change in the Scope of
     Work is desirable, a written request shall be issued by Far West, setting forth in reasonable detail the nature of the change requested.

     If Sierra Pacific determines that such change in Scope of Work is reasonable with respect to the impact of the change to the Sierra Pacific system, then Sierra Pacific shall prepare a written submittal detailing the effects, if any, upon the completion schedule and the total price to be paid by Far West.

     If Far West accepts such modifications to the total price and the completion schedule, it shall send a written request to Sierra Pacific to do the work associated with said change in Scope of the Work at the expense of Far West.

     If Far West does not accept such modifications to the total price and the completion schedule, Sierra Pacific will not perform the work associated with said change in Scope of Work.

     (b) If Sierra Pacific determines that a change in the Scope of Work is required, then Sierra Pacific shall prepare a written submittal detailing the requirement, the reason, and the effects, if any upon the completion schedule and total price to be paid by Far West.

6.   Advances and Payment Schedule. (a) Far West shall pay to Sierra Pacific the actual costs of the Scope of Work performed. The total estimated cost for the Scope of Work is $48,000 (the "Estimated Cost"), further described in
     Exhibit A, attached hereto and incorporated herein by reference. Far West shall advance the funds at the time of contract execution.

                                       6

     (b) If, during the term of this Agreement, Sierra Pacific determines that the Estimated Cost is insufficient to cover the Scope of Work, Sierra
     Pacific may replace Exhibit A with a revision to reflect such revised estimate. Far West shall, within thirty (30) days of written notice of such revised estimate, submit payment of the amount by which the new estimate exceeds the Estimated Cost (the "Increased Amount"). If payment of the
     Increased Amount is not received within thirty (30) days of written notice then Sierra Pacific reserves the right, upon written notification to Far
     West, to discontinue activities under this Agreement and Far West shall pay the actual costs associated with such discontinuance and any resulting renewal of activities hereunder.

     (c) In the event this Agreement is terminated prior to completion of the
     Scope of Work for any reason other than negligence or willful misconduct of
     Sierra Pacific, Far West shall pay any equipment or cancellation charges and other costs resulting from such noncompletion.

     (d) Within four (4) months after completion of the Scope of Work, Sierra
     Pacific will determine the actual cost thereof. Actual costs shall be those costs recorded in the book of accounts kept by Sierra Pacific. If the actual cost exceeds the Estimated Cost plus any Increased Amount, Sierra
     Pacific will bill to Far West, and Far West shall pay said difference to
     Sierra Pacific within thirty (30) days of receipt of said bill. If the actual cost is less than the Estimated Cost plus any Increased Amount,
     Sierra Pacific shall refund the difference to Far West within thirty (30)
     days after the difference is determined. The actual cost shall replace the estimated cost in Exhibit A for determination of the tax liability, if any.

                                       7

     (e) All records relating to the Scope of Work will at all reasonable times, and for a period of one year following completion of the installation of the Interconnection Facilities, be available for inspection and audit by far West.

     (f) All or a portion of the payments received by Sierra Pacific for the facilities installed pursuant to this Agreement and the cost of equipment that is contributed to Sierra Pacific pursuant to this Agreement ("Taxable
     Facilities") may be considered taxable income pursuant to Internal Revenue
     Service (IRS) regulations. Far West shall pay Sierra Pacific sufficient funds to equal the amount of any tax liability incurred by Sierra Pacific, including penalty or interest associated with delayed or late payments of such tax. Pursuant to the PSCN Opinion and Order in Docket 87-126, Sierra
     Pacific has filed a request for a revenue ruling from the IRS. It is expected that such ruling will provide Sierra Pacific and Far West with a definitive interpretion of the pertinent tax law and the tax liability, if any, that applies to payments made to Sierra Pacific in cash or facilities pursuant to this Agreement.

     Within 30 days of execution of this Agreement, Far West shall provide
     Sierra Pacific with: (1) Security in the form of an insurance policy, an irrevocable letter of credit, a bond, or any other form of security acceptable to Sierra Pacific listing Sierra Pacific as the beneficiary, equal to the potential tax liability of 52% of $48,000 which is $24,960 or
     (2) cash in the amount of the potential tax liability specified in (1).

     As soon as reasonably practicable, after the issuance of a ruling by the
     IRS, Sierra Pacific shall determine the amount of Sierra Pacific's tax liability associated with the

                                        8

     facilities described above, if any, and shall bill Far West for such amount including any interest or penalties accruing to the unpaid tax liability.
     Far West shall submit such amount to Sierra Pacific within 30 days after the receipt of the bill. If Far West does not submit such amount, Sierra
     Pacific will immediately call upon the security established by Far West as the means of payment of Far West's obligation.

     (g) Sierra Pacific will pay Far West annually, during the period commencing in the first year subsequent to payments under Section 6(f) by Far West and continuing until the earlier of (1) the date the Power Purchase Agreement terminates or (2) the date the Taxable Facilities are fully depreciated, an amount equal to the annual tax benefit derived from Sierra Pacific's depreciation of the Taxable Facilities as a result of the Taxable
     Facilities being an asset on its system. Such payment shall be made on or before October 1 of each year. If Sierra Pacific is relieved of the tax liability under Section 6(f), the payment to Far West under this Section shall terminate effective with the relief date of the tax liability.

7.   Target Date. Sierra Pacific shall exercise its best efforts to complete the
     Scope of Work on or before October 19, 1988. However, Sierra Pacific shall have no liability for failure to meet this target date.

8.   Prior Approval and Design Review. (a) Equipment specifications and detailed plans for the installation of the interconnection facilities, control and protective devices, and facilities to accommodate Sierra Pacific's meters must be submitted to Sierra Pacific for review and advance written acceptance or approval prior to actual installation. Sierra Pacific shall notify Far West in writing of the outcome of its review within sixty (60)
     days of receipt of such spec-

                                        9

     ifications and plans. Such review and written acceptance or approval are for the sole purpose of insuring that the facilities are compatible with
     Sierra Pacific's electrical system and shall not be unreasonably delayed or withheld. Sierra Pacific shall not, by reason of such review or failure to review, be responsible for strength, details of design, adequacy, or capability of any of Far West facilities or equipment, nor shall Sierra
     Pacific's written acceptance or approval be deemed an endorsement of such facilities or any item of equipment. Far West and Sierra Pacific acknowledge that the equipment specifications and detail plans submitted to
     Sierra Pacific are intended only for the specific site and installation of the Project as described in this Agreement.

     (b) If additional equipment is necessary to complete the interconnection of the Project with Sierra Pacific's electrical system, Sierra Pacific shall provide Far West with written notice, setting forth in detail the nature and type of additional equipment required, and the reasons therefore. Far
     West will be responsible for the costs of purchasing and installing such additional equipment. If such additions are to be installed on or in place of Sierra Pacific owned facilities, Sierra Pacific will perform the purchase and installation of such facilities at the cost of Far West.

     (c) Sierra Pacific's obligation to interconnect the Project is contingent upon the approval of plans and specifications described above. Far West shall not make any modification to its facilities, protection or control equipment, or any other equipment which affects the delivery of electricity without advance written notification to Sierra Pacific. Sierra Pacific shall then have sixty (60) days from the receipt of such notification to review such modifications subject to the terms and conditions set forth in
     Section 8(a) above, and to notify Far West in writing of the outcome of its review.

                                       10

11.  Rules and Regulations. This Agreement has been made by Sierra Pacific pursuant to its rules and regulations governing all matters contained herein, filed with and approved by the Public Service Commission of Nevada,
     ("PSCN"), and this Agreement is subject to any changes or modifications to such rules and regulations as well as any applicable decisions and orders made by the PSCN.

12.  Notice. Whenever in this Agreement it shall be required, permitted, or desired that notice or demand be given by either Party to or on the other, including notice of change of address of either Party, such notice or demand shall be in writing and may be either personally served or sent by
     United States mail and shall be deemed to have been given when personally served or when deposited in the United States mail, certified or registered, with postage prepaid, and properly addressed. For the purposes hereof the addresses of the parties hereto (until notice of change thereof is given as provided in this paragraph) shall be as follows:

If to Sierra Pacific:

                        Sierra Pacific Power Co.
                        Manager, Power and Fuel Contracts
                        6100 Neil Road, Reno, NV 89511
                        P.O. Box 10100,
                        Reno, NV 89520
                        Phone: (702) 689-4889
                        Telecopy: (702) 689-4202

If to Far West:

                        Far West Capital
                        Thomas A. Quinn
                        1135 East South Union Ave.
                        Midvale, Utah 84047
                        Phone: (801) 566-7771
                        Telecopy: (801) 562-5541

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13.  Successors in Interest. This Agreement shall be binding on both Parties, and on their heirs, successors in interest and permitted assigns; except as provided in Section 15 below.

14.  Assignment. Subject to Section 15 below, neither Party shall voluntarily assign this Agreement without the prior written consent of the other Party.
     Such consent shall not be unreasonably delayed or withheld.

15.  Collateral Assignments. Either Party shall have the right, without the other Party's consent, but with a thirty (30) day prior written notice to the other Party, to make a collateral assignment of its rights under this
     Agreement to satisfy the requirements of any development, construction, or other long-term financing.

A collateral assignment as described above shall not constitute a delegation of
Seller's obligations under this Agreement, and this Agreement shall not bind the collateral assignee. Any collateral assignee succeeding to any portion of the ownership interest of Seller in the Project shall be considered Seller's successor in interest and shall thereafter be bound by this Agreement.

16.  Force Majeure. (a) The term Force Majeure as used herein means unforeseeable causes beyond the reasonable control of and without the fault or negligence of the party claiming Force Majeure including, but not limited to, acts of God, labor disputes, sudden actions of the elements, actions by federal, state, and municipal agencies; and actions of legislative, judicial, or regulatory bodies which prohibit or seriously impede performance under or compliance with the terms of this Agreement.

                                       13

21.  Governing Law. This Agreement shall be interpreted, governed by and construed according to the laws of the State of Nevada, as if executed and to be performed wholly within the State of Nevada. Any litigation by the
     Parties as to this Agreement shall be in a court of competent jurisdiction in the State of Nevada.

22.  Multiple Originals. Two copies of this Agreement have been executed by the
     Parties. Each executed copy shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this
29th day of October, 1988.

Sierra Pacific:                         Seller:

SIERRA PACIFIC POWER COMPANY            FAR WEST CAPITAL, INC.

by /s/ Illegible                        by /s/ Illegible
   ----------------------------------      -------------------------------------

TITLE   VICE PRESIDENT                  TITLE Illegible
      ELECTRIC RESOURCES                 DATE 10-27-88

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  APPVD.
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                     FAR WEST ADDITION TO STEAMBOAT SPRINGS

                           GEOTHERMAL GENERATION PLANT

                                & ESTIMATED COSTS

      COST ESTIMATES

Revenue Metering          $40,000
Protection,
Regulator Controls          6,000
Coordination and Review     2,000
                          -------
   Total                  $48,000

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